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                                                                     EXHIBIT 5.1


                                 May 14, 1998

HomeCom Communications, Inc.
Suite 100, Building 14
Piedmont Center
3535 Piedmont Road
Atlanta, Georgia 30305

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), by HomeCom Communications, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 14, 1998 (the "Rule 462(b) Registration Statement"), relating to the registration under the Securities Act of 228,572 shares of the Company's common stock, par value $0.0001 per share (the "Stock"), being offered by certain selling shareholders (the "Selling Shareholders").

     As counsel to the Company, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Company's Registration Statement on Form S-1 (the "Initial Registration Statement") filed on December 18, 1997 (Registration No. 333-42599), and Amendment No. 1 thereto filed on January 29, 1998, and Post-Effective Amendment No. 1 thereto filed on May 14, 1998 relating to the registration under the Securities Act of the Stock, which is incorporated by reference by the Rule 462(b) Registration Statement.

     We are of the opinion that (a) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Initial Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (b) the shares of Stock that may be sold by the Selling Shareholders are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Rule 462(b) Registration Statement and further consent to all references to us in any of the Rule 462(b) Registration Statement, the Initial Registration Statement incorporated by reference therein, and any amendments thereto.

                                                Very truly yours,


                                                /s/ SIMS MOSS KLINE & DAVIS LLP